Filed Pursuant to Rule 424(b)(5)

Registration No. 333-297287

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 13, 2026)

4,500,000 Shares
DIGIMARC CORPORATION

Common Stock _______________

We are offering 4,500,000 shares of our common stock, par value $0.001, at a price of $4.04 per share in a registered direct offering to certain purchasers pursuant to this prospectus supplement and those Common Stock Purchase Agreements, each dated September 29, 2026, between us and such purchasers (collectively, the "Stock Purchase Agreements").

We have retained Needham & Company, LLC (the "Placement Agent") as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares. We will pay to the Placement Agent or its designee a cash fee equal to 4.0% of the aggregate gross proceeds we receive from the sale of the shares in this offering. We estimate the total other expenses of this offering will be $200,000.

Our common stock is listed on the Nasdaq Global Select Market under the symbol "DMRC." The last reported sale price of our common stock on the Nasdaq Global Select Market on September 25, 2026 was $4.91 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus, as well as the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered Direct Offering Price	$ 4.04	$18,180,000
Placement Agent Fee(1)	$ 0.16	$727,200
Proceeds to Digimarc Corporation (before expenses)	$ 3.88	$17,452,800

(1)

We have agreed to pay the Placement Agent a cash placement agent fee equal to 4.0% of the aggregate gross proceeds from the sale of the shares sold in this offering. See the section titled "Plan of Distribution" beginning on page S-9 of this prospectus supplement for more information regarding the compensation to be received by the Placement Agent.

Sole Placement Agent

Needham & Company

The date of this prospectus supplement is September 29, 2026.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated July 13, 2026 are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act, utilizing a "shelf" registration or continuous offering process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings any securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the "prospectus," we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. Before you invest, you should carefully read this prospectus and the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

We have not, and the Placement Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Placement Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares of common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we otherwise specify, when used in this prospectus supplement, the terms "Digimarc," the "Company," "we," "our" and "us" refer to Digimarc Corporation and its subsidiaries, except that when such terms are used in this prospectus supplement in reference to the common stock, they refer specifically to Digimarc Corporation.

Digimarc, the Digimarc logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are owned by us. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and documents incorporated herein by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend that such forward-looking statements be subject to the safe harbors created thereby. All statements made in this prospectus supplement and the documents incorporated by reference that are not statements of historical fact are forward-looking statements. Words such as "may," "might," "plan," "should," "could," "expect," "anticipate," "intend," "believe," "project," "forecast," "estimate," "continue," and variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements, and investors are cautioned not to place undue reliance on these statements. We believe that the following factors, among others (including those described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our "2025 Annual Report")), could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us. Forward-looking statements include, but are not limited to, statements relating to:

•	our ability to mitigate the substantial doubt about our ability to continue as a going concern;

•	our expectations regarding the proceeds of this offering;

•	trends and sources of future revenue;

•	anticipated revenue to be generated from current contracts;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities;

•	our assumptions and expectations related to stock awards, including future stock-based compensation expense;

•	our belief that we have one of the world’s most extensive patent portfolios in digital watermarking and related fields;

•	our beliefs regarding our critical accounting policies;

•	business opportunities that could require that we seek additional financing and our ability to do so;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations or financing;

•	our expectations regarding our ability to meet future financial obligations as they become due within the coming fiscal year;

•

our use of cash, cash equivalents and marketable securities in upcoming quarters and the possibility that our deposits of cash and cash equivalents with major banks and financial institutions may exceed insured limits;

•	protection, development and monetization of our intellectual property portfolio;

•	our beliefs related to legal proceedings and claims arising in the ordinary course of business; and

•	other risks detailed in our filings with the SEC, including the risk factors set forth in Part I, Item 1A of our 2025 Annual Report.

We believe that the risk factors specified below under the heading "Risk Factors" and the risk factors identified in Part I, Item 1A of our 2025 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speaks only as of the date of this prospectus supplement.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Except as required by law, we assume no obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that may be important to you. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The Company

Digimarc is building the trust layer for the modern world. As artificial intelligence ("AI") accelerates how people produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. The impacts of these threats are evidenced by:

•	Consumers demanding more transparency into how, where, and by whom products are made.

•	Brands and creators facing rampant counterfeiting and IP theft.

•	Retailers losing hundreds of billions of dollars annually to shrink and theft.

•	Enterprises experiencing an increase in information leaks and digital manipulation.

•	AI-generated content blurring reality, sowing confusion and mistrust.

•	Regulators increasing pressure on companies to prove product authenticity and data integrity.

Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what’s real, protect what matters, and transact with confidence. Our solutions for retail loss prevention, product authentication, and digital trust and integrity are built to counter the speed and sophistication of today’s AI-enabled threats. Trusted by a consortium of the world’s central banks (the "Central Banks") to deter the counterfeiting of global currency, we exist to protect the truth in every interaction, spanning both the physical and digital worlds.

Our commercial solutions run on the Illuminate® platform—a high-performance, hyper-scalable, and ultra-secure software as a service ("SaaS") cloud-based platform for digital connectivity. Tested and trusted by some of the most highly demanding and mission-critical ecosystems in the world, the Illuminate platform provides the tools for the application of advanced digital watermarks and dynamic Quick Response ("QR") codes, Application Programming Interfaces ("APIs") that allow for direct integration into other mission critical systems, AI-assisted authentication workflows, and a centralized repository for capturing insights about digital interactions as well as automating activities based on that information.

The foundational digital watermarking technology used in our commercial solutions is backed by decades of innovation and inventions. It is also the same technology we use to deter digital counterfeiting of global currencies as part of our almost 30-year relationship with the Central Banks. This relationship was the first commercially successful large-scale use of our technologies and today protects hundreds of billions of banknotes in circulation around the world.

Corporate Information

We were incorporated as an Oregon corporation on February 26, 2026 as Deschutes Parent, Inc. in order for our predecessor issuer, DMRC LLC (f/k/a Digimarc Corporation) ("Old Digimarc") to undergo a holding company reorganization pursuant to which Old Digimarc became our wholly owned subsidiary. Our corporate headquarters are located at 8500 SW Creekside Place, Beaverton, Oregon 97008. Our telephone number is (503) 469-4800. Our principal website address is www.digimarc.com. Information contained in, or accessible through, our website is not a part of this prospectus supplement and the accompanying prospectus, and the inclusion of our website address herein is an inactive textual reference only. Our common stock is listed on the Nasdaq Global Select Market under the symbol "DMRC."

Implications of Being a Smaller Reporting Company

We are a "smaller reporting company," meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock offered by us	4,500,000 shares

Common Stock to be outstanding after this offering	27,048,451 shares

Use of Proceeds

We intend to use the net proceeds of this offering of shares of our common stock, after deducting the placement agent fee and our other offering expenses, for general corporate purposes. Please see the section titled "Use of Proceeds."

Nasdaq Symbol	DMRC

Risk Factors

An investment in our common stock involves risks. You should carefully consider each of the factors described or referred to under "Risk Factors" beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before you make an investment in our common stock.

Participation Rights	Pursuant to the terms of the Stock Purchase Agreements between you and Digimarc, from the date of the Stock Purchase Agreements until the date which is the earlier of (i) three years from the closing date of this offering, or (ii) the date upon which we have publicly disclosed financial results demonstrating that for the two most recently ended quarters we have achieved, on a consolidated basis, both (A) net income before interest expense and income tax expense (i.e., "EBIT") of greater than $0.00, and (B) net cash provided by (used in) operating activities of greater than $0.00, in each case calculated as set forth in the Stock Purchase Agreements, you will have the right, but not the obligation, to participate on a pro rata basis in certain future offerings of our or our subsidiaries' equity securities on the terms, and subject to the conditions, set forth in the Stock Purchase Agreements.

The number of shares of our common stock to be outstanding after this offering is based on 22,548,451 shares of common stock outstanding as of September 25, 2026 and excludes an aggregate of 2,965,000 shares of our common stock issuable pursuant to outstanding stock awards, an aggregate of 630,000 shares of our common stock reserved for future issuance upon the conversion and redemption of our vested long term incentive plan units, an aggregate of 989,000 shares reserved for future issuance under our equity incentive plans and an aggregate of 134,000 shares reserved for future issuance under our employee stock purchase plan, in each case, as of September 25, 2026 (amounts presented in this paragraph, other than shares of common stock outstanding as of September 25, 2026, are rounded to the nearest thousand).

Except as otherwise indicated, all information in this prospectus supplement assumes no issuance of the shares reserved under our equity incentive plans and employee stock purchase plan referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Stock Purchase Agreements other than this offering.

RISK FACTORS

An investment in our common stock involves a high degree of risk. The following risk factors are risks of which we are aware and that we consider to be material to this offering of shares of our common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in Part I, Item 1A of our 2025 Annual Report, Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, and other reports that we file with the SEC, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks and uncertainties develops into actual events, our business, financial condition or results of operations and cash flows could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. Additionally, we cannot be certain or give any assurance that any actions taken to reduce known risks and uncertainties will be effective.

Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein (including our financial statements and the related notes), including from our 2025 Annual Report and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Risks Relating to this Offering

Our limited cash resources and history of negative operating cash flows raise substantial doubt about our ability to continue as a "going concern."

We have a history of incurring negative cash flows from operating activities and depending on future results may continue to incur such negative cash flows in the future. As of June 30, 2026, we had $8.8 million of cash, cash equivalents and marketable securities. Based on our existing cash, cash equivalents and marketable securities, and without taking into account the net proceeds from this offering, we believe that we do not have sufficient cash on hand to fund our planned operations for a period of at least 12 months from the date of the filing of the registration statement of which this prospectus supplement is a part. This condition raises substantial doubt about our ability to continue as a going concern for at least one year from such date.

In order to mitigate the current and potential future liquidity issues, we plan, as necessary, to secure additional capital in the future through increased revenue, partnerships, equity financing, and other sources. However, there can be no assurance that we will be successful in securing additional capital at levels sufficient to fund our operations or on terms acceptable to us or at all. If we are unsuccessful in our efforts to secure additional capital or if sufficient funds on acceptable terms are not available when needed, we could be required to significantly reduce operating expenses and delay, reduce the scope of or eliminate one or more of our product development programs and sell assets, or a combination of the above, any of which may have a material adverse effect on our business, results of operations, financial condition and/or our ability to fund our obligations on a timely basis or at all.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

We are offering 4,500,000 shares in aggregate amount of common stock, which would represent approximately 19.96% of our outstanding common stock as of September 25, 2026, at an offering price of $4.04 per share. This sale and any future sales and issuances of shares of our common stock, or the perception that such sales and issuances may occur, could adversely affect the price of our common stock on the Nasdaq Global Select Market.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If you purchase shares of our common stock sold in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The price per share of our common stock in this offering will be substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that exceeds our net tangible book value per share. For more information, see "Dilution."

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of shares sold in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future resales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of our common stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets or the number of shares that might be resold, if any. We cannot predict the effect that future sales of our shares of common stock or other equity-related securities would have on the market price of shares of our common stock.

We will have broad discretion in the use of proceeds from this offering, and may not use the proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes. Within such category, we have not determined the specific allocation of the net proceeds of this offering. Our management will have broad discretion over the use and investment of the net proceeds of this offering within this category and could spend the proceeds in ways that do not improve our results of operations or enhance the value of shares of our common stock. Accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of our common stock, after deducting the placement agent fee and our other offering expenses, for general corporate purposes.

We cannot specify with certainty all of the particular uses of the net proceeds that we will receive from this offering and have not quantified or allocated any specific portion of the net proceeds or range of net proceeds to any particular purpose. Accordingly, we will have broad discretion in using these proceeds.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2026, was approximately $6,736,000, or $0.30 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the total number of shares of our common stock outstanding, in each case, as of June 30, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and net tangible book value per share of common stock immediately after this offering.

After giving effect to the issuance and sale of 4,500,000 shares of our common stock in this offering with an aggregate offering price of $18,180,000 at an offering price of $4.04 per share, and after deducting the placement agent fee of $727,200 and estimated offering expenses of $200,000 payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $23,988,800, or $0.89 per share. This represents an immediate increase in the tangible book value of $0.59 per share to existing shareholders and immediate dilution in net tangible book value of $3.15 per share to purchasers purchasing shares of our common stock in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Offering price per share	$4.04
Net tangible book value per share as of June 30, 2026	$0.30
Increase in net tangible book value per share attributable to this offering	$0.59
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering	$0.89
Dilution per share to investors purchasing our common stock in this offering	$3.15

The above discussion and table are based on 22,410,000 shares outstanding as of June 30, 2026, and excludes an aggregate of 2,390,000 shares of our common stock issuable pursuant to outstanding stock awards, an aggregate of 61,000 shares of our common stock reserved for future issuance upon the conversion and redemption of our vested long term incentive plan units, 1,070,000 shares reserved for future issuance under our equity incentive plans, and 134,000 shares reserved for future issuance under our employee stock purchase plan, in each case, as of June 30, 2026 (amounts presented in this paragraph are rounded to the nearest thousand).

To the extent that equity awards outstanding as of June 30, 2026, have been or may be exercised, an investor purchasing shares of our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to investors.

PLAN OF DISTRIBUTION

Needham & Company, LLC (the "Placement Agent") has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement dated September 4, 2026 (as may be amended from time to time, the "Placement Agreement"), between the Placement Agent and us. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered, but will assist us in this offering on a reasonable best-efforts basis. The Placement Agent may engage one or more sub-agents or selected dealers in connection with this offering. We have entered into the Stock Purchase Agreements, each dated as of September 29, 2026, directly with the purchasers in this offering, and we will only sell to investors who have entered into the Stock Purchase Agreements. The Stock Purchase Agreements include representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm's-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the purchasers is subject to the closing conditions set forth in the Stock Purchase Agreements, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. For the complete terms of the Stock Purchase Agreements, you should refer to the form of Stock Purchase Agreement which will be filed as an exhibit to the Current Report on Form 8-K to be filed with the SEC in connection with this offering, and which is incorporated by reference into the registration statement of which this prospectus supplement is part.

We are offering 4,500,000 shares of our common stock directly to these specified purchasers. Subject to the terms and conditions of the Stock Purchase Agreements, on the closing date, we will issue shares of our common stock to such purchasers, and we will receive gross proceeds in the amount of $18,180,000.

We currently anticipate that the closing of the sale of such common stock will take place on or about September 30, 2026.

Fees and Expenses

The following table shows the offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share	Total
Registered Direct Offering Price	$ 4.04	$ 18,180,000
Placement Agent Fee(1)	$ 0.16	$ 727,200
Proceeds to Digimarc Corporation (before expenses)	$ 3.88	$17,452,800

(1)

We have agreed to pay the Placement Agent a cash placement agent fee equal to 4.0% of the aggregate gross proceeds from the sale of the shares of common stock sold in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in an amount not to exceed $50,000.

We estimate that the expenses of this offering payable by us, excluding the placement agent fees, will be approximately $200,000.

Regulation M

In connection with the sale of shares of our common stock on our behalf, the Placement Agent may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The Placement Agent and its affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Placement Agent and its affiliates have, from time to time, provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In the ordinary course of its various business activities, the Placement Agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Placement Agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. To the extent required by Regulation M, the Placement Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the Placement Agent’s activities under the Placement Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreement

For a period of 45 days after this offering is complete, subject to certain limited circumstances, we will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any of our equity securities or any other securities convertible into or exchangeable for our common stock or other equity security, or any debt securities convertible into or exchangeable for our equity securities, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock without the prior written consent of the Placement Agent.

Participation Right

Pursuant to the Stock Purchase Agreements, we have agreed to grant to the purchasers of shares thereunder the right to participate in offerings in which we or our subsidiaries offer any of our equity securities or rights to subscribe for, or option to purchase or otherwise acquire our equity securities (including offerings of our common stock or other securities or contracts convertible into or exercisable or exchangeable for our common stock or whose value is determined by reference to our common stock), excluding certain exempted issuances described in the Stock Purchase Agreements (a "Proposed Offering").

Pursuant to the Stock Purchase Agreements, purchasers have the right, but not the obligation, to purchase the securities to be sold in such Proposed Offering on a pro rata basis based upon the number of shares beneficially owned by such purchaser at the time of the Proposed Offering at the same price per security and on the same terms as those granted to any other participant in the Proposed Offering (such right, the "Offering Participation Right"). The Offering Participation Right shall terminate and expire on the earlier of (i) three years from the closing date of this offering, or (ii) the date upon which we have publicly disclosed financial results demonstrating that for the two most recently ended quarters we have achieved, on a consolidated basis, both (A) net income before interest expense and income tax expense (i.e., “EBIT”) of greater than $0.00, and (B) net cash provided by (used in) operating activities of greater than $0.00, in each case calculated as set forth in the Stock Purchase Agreements. The Stock Purchase Agreements also provide for certain overallotment rights, provided that such overallotment rights cannot be exercised to the extent that such exercise would cause the purchaser and its affiliates and other persons acting as a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with any purchaser or its affiliates to beneficially own in excess of 19.9% of the then issued and outstanding shares of common stock or voting power of the Company if prior shareholder approval of such purchase would be required under applicable Nasdaq rules, until such approval has been obtained.

Subsequent Equity Sales

Pursuant to the Stock Purchase Agreements, from the date of the Stock Purchase Agreements until December 31, 2026, unless consented to pursuant to the terms of the Stock Purchase Agreements, we may not directly or indirectly issue, offer, sell, or grant any shares of common stock or other securities or contracts convertible into or exercisable or exchangeable for our common stock or whose value is determined by reference to our common stock other than: (i) certain acquisitions, joint ventures, license or leasing arrangements, or other strategic transactions, provided that such issuance is not primarily for raising capital; (ii) the shares issued upon conversion or exercise of certain convertible securities; (iii) equity awards issued under our equity incentive plans as in effect on the closing date; or (iv) shares issued pursuant to existing arrangements described in our filings with the SEC.

Registration Rights

Concurrently with the Stock Purchase Agreements, we have also entered into a Registration Rights Agreement with certain purchasers, pursuant to which purchasers satisfying certain ownership or other affiliate-status criteria are entitled to certain resale registration rights with respect to certain securities now owned or hereafter acquired by such purchasers, subject to certain specified exceptions, conditions and limitations as set forth in the Registration Rights Agreement. For the complete terms of the Registration Rights Agreement, you should refer to the form of Registration Rights Agreement which will be filed as an exhibit to the Current Report on Form 8-K to be filed with the SEC in connection with this offering, and which is incorporated by reference into the registration statement of which this prospectus supplement is part.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol "DMRC." The last reported sale price of our common stock on the Nasdaq Global Select Market on September 25, 2026 was $4.91 per share.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ashurst Perkins Coie US LLP, Portland, Oregon. Certain legal matters will be passed upon for the Placement Agent by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus supplement under the Securities Act. This prospectus supplement is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus supplement as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit to the registration statement, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation
8500 SW Creekside Place
Beaverton, Oregon 97008
(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the "Investors" page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on these websites is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any such information superseded by information contained in later-filed documents or directly in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

●	The Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026;

●	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 13, 2026 and August 14, 2026, respectively;

●	Current Reports on Form 8-K filed with the SEC on February 12, 2026, March 12, 2026, April 30, 2026, May 18, 2026, May 21, 2026, June 8, 2026, July 6, 2026, and August 12, 2026;

●	The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2026, that are deemed "filed" with the SEC under the Exchange Act;

●	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

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The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July 22, 2008; Amendment No. 2 thereto, filed with the SEC on August 13, 2008; Amendment No. 3 thereto, filed with the SEC on September 9, 2008; Amendment No. 4 thereto, filed with the SEC on October 2, 2008; Amendment No. 5 thereto, filed with the SEC on October 7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Digimarc Corporation, 8500 SW Creekside Place, Beaverton, Oregon, 97008; Attention: Charles Beck, Chief Financial Officer, Treasurer and Secretary, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus supplement. You should rely only upon the information provided in this prospectus supplement and the accompanying prospectus and the information incorporated into this prospectus supplement and the accompanying prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front covers of these documents.

4,500,000 Shares

DIGIMARC CORPORATION

Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Placement Agent

Needham & Company

September 29, 2026